UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

February 22, 2016

Date of Report (date of earliest event reported)

Cubic Corporation

(Exact name of registrant as specified in its charter)

Delaware	1-8931	95-1678055
(State of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

9333 Balboa Avenue San Diego, California	92123
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 277-6780

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14-d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐            Pre-commencement communications pursuant to Rule 13-e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 5.07 Submission of Matters to a Vote of Security Holders.

Cubic Corporation (the “Company”) held its annual meeting of shareholders on February 22, 2016 (the “Annual Meeting”).  The Company’s shareholders voted on the following proposals at the Annual Meeting and cast their votes as follows:

1.  Election of Directors

Nominee for Director	For	Withheld
Walter C. Zable	21,313,167	2,076,820
Bruce G. Blakley	21,490,665	1,899,322
Bradley H. Feldmann	22,987,320	402,667
Edwin A. Guiles	23,012,932	377,055
Janice M. Hamby	23,127,624	262,363
Steven J. Norris	22,997,962	392,025
Robert S. Sullivan	22,961,146	428,841
John H. Warner, Jr.	22,985,831	404,156

In accordance with the above results, each nominee was elected to serve as a director.

	For	Against	Abstain	Broker Non-Votes
2. To amend the Company’s Amended and Restated Certificate of Incorporation to eliminate restrictions on removal of directors	23,321,223	56,652	12,112	1,779,934

In accordance with the above results, the amendment to the Company’s Amended and Restated Certificate of Incorporation was approved.

	For	Against	Abstain	Broker Non-Votes
3. To approve, on an advisory basis, the compensation of the Company’s executive officers	22,642,740	620,720	126,527	1,779,934

In accordance with the above results, the compensation of the Company’s executive officers was approved on an advisory basis.

	For	Against	Abstain
4. To confirm the selection of Ernst & Young LLP as the Company’s independent registered public accountants for fiscal year 2016	25,035,662	113,960	20,299

In accordance with the above results, the selection of Ernst & Young LLP was approved.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 23, 2016	CUBIC CORPORATION

	By:	/s/ James R. Edwards
	Name:	James R. Edwards
	Title:	Senior Vice President,
General Counsel & Secretary